Exhibit 21


                     SUBSIDIARIES OF C&D TECHNOLOGIES, INC.


C&D Charter Holdings, Inc., incorporated under the laws of the State of Delaware

C&D International Investment Holdings, Inc., incorporated under the laws of the State of Delaware

C&D Holdings, Ltd., organized under the laws of the United Kingdom

NCL Holdings, Ltd., organized under the laws of the United Kingdom

C&D Technologies (NCL), Ltd., organized under the laws of the United Kingdom

C&D Electronics (Guangzhou) Ltd., organized under the laws of China

C&D Instruments, Ltd., organized under the laws of the United Kingdom

C&D Components Hong Kong, Ltd., organized under the laws of Hong Kong, China

C&D Technology, Ltd., organized under the laws of the United Kingdom

C&D Microtek, Ltd., organized under the laws of the United Kingdom

Charter Power F.S. Ltd., incorporated in the Islands of Bermuda

C&D Technologies (Power Electronics), Ltd., organized under the laws of Ireland

C&D Technologies de Mexico, S.A., de C.V., organized under the laws of Sonora, Mexico

C&D Technologies (UK) Ltd., organized under the laws of the United Kingdom

C&D Technologies (HK) Ltd., organized under the laws of Hong Kong, China

C&D Technologies (Italia), S.r.l., organized under the laws of Italy

Shanghai C&D Battery Company, Ltd., joint venture organized under the laws of China

C&D Technologies Reynosa, S. de R.L. de C.V. organized under the laws of Tamaulipas, Mexico

C&D Dynamo Corporation, incorporated under the laws of the state Delaware

C&D Power Systems (Canada) ULC, organized under the laws of Canada

C&D Technologies (CPS) LLC, organized under the laws of the state of Delaware

C&D Technologies (CPS) ULC, organized under the laws of Canada

Celab Limited UK, organized under the laws of the United Kingdom

Celab Power Management Limited, organized under the laws of the United Kingdom

Datel Holding Corporation, organized under the laws of the state of Delaware

C&D Technologies (Datel), Inc., organized under the laws of the state of Delaware

Datel Systems, Inc., organized under the laws of the state of Massachusetts

Datel Kabushiki Kaisya, organized under the laws of Japan

C&D Technologies (Datel) GmbH, organized under the laws of Germany

Datel SARL, organized under the laws of France

Datel (UK) Ltd., organized under the laws of the United States

Datel Electronic Technology (Shanghai) Co. Ltd, organized under the laws of
China

Dynamo Acquisition Corporation, organized under the laws of the state of Delaware